Exhibit 99.1

Idaho Copper Appoints Robert Scannell Executive Chairman and Bruce Harmon Chief Financial Officer

Harmon Promoted from Controller, Bringing More Than 45 Years of Public and Private Company Financial Experience

BOISE, Idaho – August 5, 2026 – Idaho Copper Corporation (NYSE American: COPR) (“Idaho Copper” or the “Company”), a critical minerals developer advancing the flagship CuMo copper-molybdenum-silver project in Idaho, today announced that Robert Scannell, the Company’s Chief Financial Officer and a director, has been appointed Executive Chairman of the Board of Directors, effective immediately, and that Bruce Harmon, currently the Company’s Controller, has been appointed Chief Financial Officer.

Robert Scannell, Executive Chairman

Mr. Scannell has served as Chief Financial Officer and a director of Idaho Copper through the Company’s recent uplisting to the NYSE American and its concurrent $18 million public offering. He is the founder of Tradewinds Investment Management LP, a hedge fund focused on emerging markets and natural resources, and has served as a director of numerous public and private companies. He previously held roles in institutional sales at Merrill Lynch & Co. Mr. Scannell holds a B.A. and an M.B.A. from Penn State University and a J.D. from Purdue University, and is a Chartered Financial Analyst. As Executive Chairman he will focus on capital markets strategy, financing, and board leadership as the Company advances CuMo.

Mr. Scannell commented, “Bruce has been running our accounting function as Controller and previously helped us in a consulting capacity. He knows the company well and brings a strong public company skillset to the CFO role. Handing the role to someone already well up the curve gives me great confidence. In the Executive Chairman role I will stay closely involved in our capital markets and financing strategy as we advance the CuMo project.”

Bruce Harmon, Incoming Chief Financial Officer

Mr. Harmon is a financial executive with more than 45 years of experience across private and public companies. Since 2008 he has been President and owner of Lakeport Business Services, Inc., providing chief financial officer services to more than 150 clients. Early in his career, Mr. Harmon spent five years in the mining industry with Amoco Minerals Company, then a wholly owned subsidiary of Standard Oil of Indiana, working as an accountant in the corporate office and as an operations analyst at one of the company’s coal mines. He has been instrumental in taking 17 companies public, in acquisitions, and in raising growth capital. Mr. Harmon holds a Bachelor of Science in accounting from Missouri State University.

Mr. Harmon commented, “CuMo is a deposit of real scale at a moment when the nation is more serious than ever about domestic critical mineral supply. The recent uplisting and parallel financing gave us the runway to execute and drive forward the project in this critical time for the industry. I look forward to working closely with Andrew, Robert and the rest of the team to help create sustainable, long-term value for our shareholders.”

About Idaho Copper Corp.

Idaho Copper Corporation (NYSE American: COPR) is a critical minerals developer focused on exploring and developing the CuMo copper-molybdenum-silver project located in Boise County, Idaho. The CuMo project is one of the largest undeveloped copper deposits in the western hemisphere, likely the largest undeveloped molybdenum deposit in the world, and contains significant amounts of silver, rhenium, and tungsten—all considered critical or of strategic importance. The project comprises approximately 2,640 acres and consists of 126 federal unpatented lode mining claims and 6 patented mining claims. To learn more, please visit www.idaho-copper.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements regarding the appointments described herein, the timing and completion of the chief financial officer transition, and statements relating to expected developments and growth in Idaho Copper’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in our filings with the Securities and Exchange Commission (the “SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and registration statements. In addition, this press release contains time-sensitive information that reflects management’s best analysis only as of the date of this press release. Idaho Copper does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Idaho Copper’s periodic filings with the SEC.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(262) 357-2918

COPR@mzgroup.us

www.mzgroup.us